Filed Pursuant to Rule 433
Issuer Free Writing Prospectus,
dated April 11, 2022,
File No. 333-263879

INVESTOR PRESENTATION APRIL 2022

DISCLAIMER Forward - Looking Statements This presentation contains forward - looking statements regarding future events and the future results of Elephant Oil (the “Company”) that are based on current expectations, estimates, forecasts, and projections about the industry in which the Company operates and the beliefs and assumptions of the management of the Company . Words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” variations of such words, and similar expressions are intended to identify such forward - looking statements . Such statements reflect the current views of the Company and its management with respect to future events and are subject to certain risks, uncertainties, and assumptions . Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from the results expressed in, or implied by, these forward - looking statements . This presentation has been prepared by the Company based on information it has obtained from sources it believes to be reliable . Summaries of documents contained in this presentation may not be complete . This presentation contains industry, market and competitive position data from our own internal estimates and research as well as industry and general publications and research surveys and studies conducted by third parties . Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information . Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions . While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third - party sources . While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor definitions have been verified by an independent source . The Company does not represent that the information herein is complete . The information in this presentation is current only as of April 2022 and the Company’s business or financial condition and other information in this presentation may change after that date . The Company disclaims any obligation to publicly update or release any revisions to the forward - looking information contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation or to reflect the occurrence of unanticipated events, except as required by law . We have filed a registration statement (including a preliminary prospectus) with the SEC for the offering to which this communication relates . The registration statement has not yet become effective . Before you invest, you should read the preliminary 2 prospectus in that registration statement (including the risk factors described therein) and other documents that we have filed with the SEC for more complete information about us and the offering . We encourage you to read the registration statement and the prospectus in full for more detailed information on the statistics, reports and studies referenced in this presentation . You may access these documents for free by visiting EDGAR on the SEC Website at http : /www . sec . gov . Alternatively, we or any underwriter participating in this offering will arrange to send you the prospectus if you contact Matthew Lofgran, Chief Executive Officer, at (480) 993 - 8933 , or EF Hutton, division of Benchmark Investments . LLC, 590 Madison Ave . 39 '" Floor, New York, NY 100 ZZ, Attention : Syndicate Department, or via email at syndicategroup@efhuttongroup . com or telephone at (212) 404 - 7002 . General Disclaimer This presentation shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction . This presentation contains projected financial information with respect to the Company . Such projected financial information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information . Actual results may differ materially from the results contemplated by the projected financial information contained in this presentation, and the inclusion of such information in this presentation should not be regarded as a representation by any person that the results reflected in such projections will be achieved . The use of any third party trademarks, logos, service marks or trade names in this presentation is not a direct or implied endorsement, sponsorship or recommendation of this investment by any such third party . This presentation may not be copied or reproduced in whole or in part . By accepting delivery of this presentation, you agree to these restrictions .

OFFERING SUMMARY Company Name: Proposed Ticker/Exchange: Offering Type: Offering Size: Securities Offered: Offering Price Range: Use of Proceeds: Expected Close: Bookrunner(s): 3 Elephant Oil Corp. NASDAQ: ELEP; ELEPW Firm Commitment Initial Public Offering Approximately $20 million (excl. over - allotment) Common Stock & Warrants $4.15 - $6.15 per share Oil and drilling activities (including surveys and drilling) and for working capital and general corporate purposes May 2022 EF Hutton, division of Benchmark Investments, LLC

P RESENTERS & MANAGEMENT TEAM Matthew Lofgran Chief Executive Officer • Mr . Lofgran founded Elephant Oil in 2013 and has served as its Chief Executive Officer since April 30 , 2021 . He has over 15 years of international oil and gas experience . • Matthew is also the Chief Executive Officer of Nostra Terra Oil & Gas, a UK - based oil and gas exploration and production company . He led the expansion of Nostra Terra into the US as an operator and MENA . • Prior to becoming the CEO of Nostra Terra, Matthew was the Vice President of International Business Development for Robson Energy, LLC . In that capacity, he launched the oil and gas, field services, and coal divisions . • Matthew holds a Global MBA and a Certificate in Oil & Gas Management from Thunderbird School of Global Management . Dr Stephen Staley Non - Executive Chairman • Over 35 years of management and technical experience in the African, European, North American and Asian oil and gas sectors, including with Conoco and BP . • Significant experience floating and growing junior oil and gas companies, including identifying and securing assets, fundraising, and managing regulatory matters . • Former Non - Executive Director of Cove Energy plc • Non - Executive Chairman of Nostra Terra Oil & Gas Company PLC • Founding Director and CEO of upstream start - ups Upland Resources Ltd and Fastnet Oil & Gas Holdings plc . • Fellow of the Geological Society, holds BSc (Hons . ) in Geophysics from Edinburgh University, a Ph . D . in Petroleum Geology from Sheffield University, and an MBA from Warwick University . Lanre Oloniniyi Chief Financial Officer • Mr . Oloniniyi has over 15 years investment experience in various business ventures between Europe, the Middle East and Africa (EMEA) . He is a Co - Founder of Orbitt Ltd, the first Africa - focused deal origination and business development platform . • Prior to co - founding Orbitt, Lanre was involved in originating investment ideas and raising the required capital to grow start - ups in Africa, including Sankuru Limited, First African Gold Limited and Tranergy Capital Limited . • He has also worked at BP, Subsea 7 and Citi in the UK . • Lanre holds a BSc in Economics from the University of Ado, an MSc degree in Energy Economics from the University of Dundee, UK, and an MBA from University of Cambridge, UK . 4

ABOUT US

While the oil and gas industry has not been exploring enough in the last several years to replace reserves[1], some of the biggest discoveries made in the last 10 years have been in Africa.

Elephant Oil Corp is a Houston, Texas based oil and gas exploration and development company focused on under-explored areas in onshore Africa where the reserve base is potentially as large with a fraction of the drilling cost.

We have a 100% interest in onshore Benin Block B (1.1+ million acres) and 70% interest in onshore Namibia Block 1919 (over 2.8 million acres). Combined, our acreage position is larger than the State of Connecticut and is surrounded by significant, recent discoveries by industry majors.

- Blocks with large targets
- Significant discoveries in the region
- Existing work helps de-risk the opportunity
- Much lower cost drilling onshore than offshore
- Jurisdictions with well-established democracies
- Experienced team of oil and gas veterans



ELEPHANT OIL
Block B,
100% Interest
BENIN
Baleine
1.5-2.0B
barrels in
place[2]
Sept. 2021
TULLOW
Jubilee
Up to 1.8B
barrels
recoverable[3]
ELEPHANT OIL
Block 1919,
70% Interest
NAMIBIA
Venus-1X
3B+ barrels
recoverable[4]
Feb. 2022
Graff-1
Feb. 2022

ELEPHANT OIL

1. https://www.houstonchronicle.com/business/energy/article/Oil-companies-last-year-made-fewest-discoveries-16757736.php;
2. https://www.eni.com/en-IT/media/press-release/2021/09/eni-announces-major-oil-discovery-block-ci-101.html;
3. https://www.offshore-technology.com/projects/jubilee-field/;
4. https://www.upstreamonline.com/exclusive/at-least-3-billion-barrels-totalenergies-venus-is-sub-saharan-africas-biggest-ever-oil-discovery/2-1-1174983

5

AFRICA'S SIGNIFICANCE TO OIL & GAS MAJORS

ExxonMobil

17% of Revenue

Angola, Chad, Equatorial Guinea, Mozambique, Nigeria[1]

Chevron

14% of Revenue

Nigeria, Angola, Congo Republic, Equatorial Guinea[2]

Shell

9% of Production

Egypt, Nigeria, (also Algeria, Mauritania, Namibia, São Tomé and Principe, South Africa, Tanzania and Tunisia)[3]

eni

60% of Production

Egypt, Libya, Nigeria, Angola, Algeria, Congo Republic, Ghana, Ivory Coast[4]

1. https://corporate.exxonmobil.com/-/media/Global/Files/investor-relations/annual-meeting-materials/annual-report-summaries/2020-Annual-Report.pdf
2. https://www.chevron.com/-/media/chevron/annual-report/2020/documents/2020-Annual-Report.pdf
3. https://reports.shell.com/annual-report/2020/servicepages/downloads/files/shell-annual-report-2020.pdf
4. https://www.eni.com/assets/documents/eng/reports/2020/Annual-Report-2020.pdf

ELEPHANT OIL
6

BLOCK B BENIN CÔTE D’IVOIRE GHANA BURKINA FASO NIGERIA CAMEROON BENIN Neighboring countries host numerous hydrocarbon discoveries and fields while exhibiting high drilling success rates *See Petroleum Geology Supplement. Block B, 100% Interest TOGO 1. RISC (UK) Limited, Competent Person’s Report, Block B, Onshore Benin, June 2021 COTONOU • Block B is a very large onshore license covering ~ 1 . 1 million acres ( 1 , 772 sq mi, 4 , 590 sq km), making it larger than the US state of Rhode Island • RISC has identified 5 plays over Block B and has reviewed 15 leads associated with one of the plays 1 • The government of Benin has an option to back in for 10% • Elephant Oil's work program is ongoing and includes seismic acquisition and drilling 7

RISC ADVISORY REPORT SUMMARY

RISC

Elephant Oil has retained RISC (UK) Limited, trading under RISC Advisory ("RISC"), to carry out an independent review of the Company's assets exploration opportunities in Block B, onshore Benin, west Africa.

RISC has reviewed the resources in accordance with the internationally recognized Society of Petroleum Engineers (SPE) Petroleum Resources Management System 2018 (PRMS).

The RISC review suggests the probable presence of exploration opportunities over Benin Block B.

Block B - Play inventory (RISC)

Play Types	Reservoir Targets		Likely Source(s)
	Basin stage	Lithology	
Play #1 Fluvio-Deltaic	Transitional	Turonian Sandstones / Abeokuta Fm. (fluvio-deltaic)	Albian to Coniacian
Play #2 Transgressive sands	Syn-rift	Albian sandstones pinch out	Necomian Ise and Albian
Play #3 Onshore syn-rift (inverted) graben		Neocomian fluvio-deltaic, lacustrine sands	Necomian Ise
Play #4 Pre-Rift sedimentary	Pre-Rift	Devonian/Upper Jurassic Sandstones (Intracontinental fluvio-deltaic)	Devonian
Play #5 Pre-Rift crystalline		Naturally Fractured Crystalline Basement	Necomian Ise, Albian to Coniacian

Notes:
1. The presence of a preserved sedimentary section onshore Dahomey Embayment remains speculative. However, RISC notes the possibility for an alternative pre-rift fractured basement play to be present.


ELEPHANT OIL
RISC
decisions with confidence
Competent Persons Report
Block B, Onshore Benin
Elephant Oil Limited
June 2021
Private and Confidential

ELEPHANT OIL

8

BENIN OPPORTUNITY

The Republic of Benin gained independence from France in 1960 and has elected democratic governments since 1991.



BLOCK B
ALLADA
PORT-NOVO
COTONOU
LAGOS
LOME

Vital Access

- 47km to 1st well site, 23km to 2nd well site
- 1 hour drive from Cotonou to Allada
- Accessible by local roadways
- Large shipping port

Democratically Elected Government

- Independent since 1960
- Elected democratic governments since 1991

ELEPHANT OIL

9

REFINERY PROXIMITY TO BLOCK B BENIN


KADUNA REFINERY & PETROLEUM,
KM 16 KADHIA RD, KADUNA, NIGERIA
The distance from Allada, Benin* to the Kaduna Refinery is 1,068km
BENIN
NIGERIA
GHANA
ABUJA
TOGO
1,068KM
883KM
BLOCK B
325KM
ALLADA
243KM
799KM
DANGOTE REFINERY,
LAGOS, NIGERIA
Produces 650,000 barrels/day
TEMA OIL REFINERY,
TEMA, GHANA
Produces 45,000 barrels/day
TOR
DANGOTE
PORT HARCOURT REFINERY,
PORT HARCOURT, NIGERIA
Produces 210,000 barrels/day

*Allada, Benin is within Elephant Oil's Block B

ELEPHANT OIL

10

GULF OF GUINEA VOLTA BASIN NIGER DELTA IVORY COAST BASIN DAHOMEY EMBAYMENT TANO BASIN WORLD CLASS EXPLORATION SUCCESS Elephant Oil's Block B is surrounded by a prolific oil producing region, including Nigeria to the immediate east with over 1.7 million barrels of oil production per day 1 Onshore Ivory Coast & Tano: • 27 wells drilled • 13 discovered hydrocarbons • 48% success rate 2 Onshore Dahomey: • 11 wells drilled • 5 discovered hydrocarbons • 45% success rate 2 Onshore Niger Delta: • 897 wells drilled • 715 discovered hydrocarbons • 79% success rate 2 Block B, 100% Interest 1. U.S. Energy Information Administration (EIA) 2. NVentures, a Peter Elliot related entity 11

BENIN BLOCK B: NEW SEISMIC INTERPRETATION

The offshore seismic line tie into the onshore seismic showing the whole petroleum system.



Proposed Well #1
Proposed Well #2
A
ELEPHANT OIL | Block B | 100% Interest



A
B



B
Miocene u/c
Oligoncene u/c
Maast-Cap
Senonian u/c
Jurassic
Jur sand
Mid Albian
Ise Fmn
Devonian
Basement

2D Seismic Interpretation

Structural interpretation shows pre-rift & rift faulting.

Proposed well location on the Allada structure is shown. Have been tied to well data and airborne gravity data and interpreted for structure and stratigraphy.

The separate Devonian and Jurassic failed rift intervals can be seen which together form the Allada structure.

ELEPHANT OIL

12

BENIN BLOCK B: NEW PLAY SYSTEM INTERPRETATION

Large discoveries and producing fields offshore. Offshore seismic line ties to onshore seismic, giving a discernible and exciting target to drill.


Proposed Well #1
Management believes there maybe to be Gas Clouds possibly Evidence for hydrocarbon escape from prospect
Proposed Well #2
A
Deltaic Leads
North Allada Prospect 719 mmbls in place
Onshore Benin Block B


Aje Field (Nigeria) - 400 MMstb of oil and condensate as well as greater than 1 TCF of gas
Ogo Field (Nigeria) - approximately 770 MMboe P50 resource estimate
Seme Field (Benin) 100 mmbls recoverable
B
Source Rock
Lome Field (Togo) 80 mmbls in place
Source Rock
Offshore Togo, Benin & Nigeria


A
B

ELEPHANT OIL
13

NAMIBIA ANGOLA ZAMBIA BOTSWANA ZIMBABWE SOUTH AFRICA BLOCK 1919 NAMIBIA Namibia has promising geology that is similar tectono - stratigraphically to prolific hydrocarbon regions on both sides of the Atlantic. 1 BLOCK 1919 70% INTEREST • Elephant Oil has secured a 70 % Working Interest (WI) in the very large onshore Namibia - based Block 1919 project, which totals over 2 . 8 million acres ( 4 , 507 sq mi, 11 , 675 sq km) • A total of 111 giant oil and gas fields with recoverable reserves of nearly 260 billion barrels have been discovered along the South Atlantic margins 1 • Multiple operators are active in Namibia and numerous petroleum exploration licenses have been awarded 1 Exploration License Holders in Namibia 2 TSXV:RECO Elephant Oil’s Block 1919 is adjacent to the Namibia block held by Recon Africa, where they drilled 2 wells in 2021 14 1. Quester Advisors, “Namibia: Africa’s next oil and gas frontier awaits”, April 18, 2021 2. http://www.mme.gov.na/petroleum/stakeholders/

NAMIBIA: RECENT SIGNIFICANT DISCOVERIES

"This is a game changer for Namibia."
– Wood Mackenzie, "Shell makes huge oil discovery offshore Namibia", Feb. 2022

Discovery #1

Date: Feb. 4, 2022

Well: Graff-1 (deepwater; exploratory)

Discovery: Significant light oil[1] in primary & secondary targets[2]

Pre-Drill Estimate: Well met pre-drill estimate of 500M to 1B barrels[1]

Milestone for Namibia: Country's first ever oil discovery[1]

Milestone for Shell: Largest commercial find in Sub-Saharan Africa since Bonga in 1996[1]

"At our base case of 700 million barrels of oil recoverable, Graff puts the country's liquids reserves ahead of established producers like Gabon and Niger, and even newcomers like Senegal."[1]

Wood Mackenzie

Discovery #2

Date: Feb. 24, 2022

Well: Venus-1X (deepwater; exploratory)

Discovery: Giant light oil & associated gas[3]

Pre-Drill Estimate: Well surpassed pre-drill recoverable estimate of 1.5 to 2B barrels[3]

Estimated Recoverable Oil: 3B+ barrels (Wood Mackenzie)[3]

"Venus is set to become Sub Saharan Africa's biggest ever oil discovery... Namibia could find itself the third largest oil producer in Sub Saharan Africa within a decade."[3]

Wood Mackenzie



ReconAFRICA
TSXV:RECO
ELEPHANT OIL
BLOCK 1919
70% INTEREST
ANGOLA
NAMIBIA
BOTSW
SOUTH AF

1. https://img1.wsimg.com/blobby/go/d53afaf0-187c-44a8-8c07-0d41fde346bb/downloads/Wood%20Mackenzie%20Shell%20Makes%20Huge%20Oil%20Discovery%20.pdf?ver=1644018273243
2. https://www.namcor.com.na/wp-content/uploads/2022/02/NAMCOR-Press-Release-The-Graff-1-Deep-sea-discovery-_Final_3_Feb_2022.pdf
3. https://www.upstreamonline.com/exclusive/at-least-3-billion-barrels-totalenergies-venus-is-sub-saharan-africas-biggest-ever-oil-discovery/2-1-1174983

ELEPHANT OIL

15

NAMIBIA OPPORTUNITY

The legislative framework governing Namibia's oil and gas industry is modern and well developed while being specially established to promote hydrocarbon exploration and development.[1]

Strategic Location

- Shared geology & located between 2 oil and gas-rich nations:
  - Angola – OPEC member; Africa's 2nd largest producer & 15th largest in the world
  - South Africa – Earlier stage oil and gas industry; recently reported significant gas and condensate discoveries[1]
- Port access to the Atlantic enables strategic trade routes to the rest of the world[2]

Modern Infrastructure

- Network of quality roads connects the majority of centers and towns while linking Namibia to Angola, Zambia, Zimbabwe, Botswana and South Africa[3]

Democratically Elected Government

- Gained independence from South Africa in 1990
- Elected democratic governments since then


ZAMBIA
ANGOLA
BLOCK 1919
WINDHOEK
WALVIS BAY
BOTSWANA
NAMIBIA
LÜDERITZ
SOUTH AFRICA

1. Quester Advisors, "Namibia: Africa's next oil and gas frontier awaits", April 18, 2021
2. http://namibiacommercialoffice.org.za/trade/
3. https://www.namibiahc.org.uk/infrastructure.php

ELEPHANT OIL
16

TEAM Matt Tyrrell Exploration Geologist Mr . Tyrell is an expert in Africa geology and farmouts, coordinating between oil companies and host countries to deliver opportunities . Matt has over 20 years of experience planning, acquiring and interpreting geological and geophysical data leading to successful completion of work programs . He has extensive knowledge of the petroleum systems, oil company activities and strategies, license round processes and block licenses of Africa and South America . He also has significant exposure to international projects including onshore Africa, offshore East & West Africa, Mediterranean, Brazil, Eastern Canada, onshore US, UK and Norwegian North Sea . Matt holds an MSc from Oxford Brookes University and is a member of the Institute of Directors . Ian Bulley Lead Geologist Mr . Bulley is a proven oil finder . He was a key member of the Hardman Resources team that discovered the East Africa Rift oil province, and supervised an exploration team of 3 geoscientists that contributed to the discovery of Mauritania’s first producible hydrocarbons . He has over 35 years of exploration and development experience with major oil companies and independents in Africa, Asia, the Middle East and the North Sea . During that time he gained expertise in basin to prospect evaluations, field development and well operations planning . Ian was a principal geologist in the Cairn Energy New Ventures team where he was instrumental in Cairn's entry into its onshore Côte d’Ivoire licenses and entry into Mauritania . He holds an MSc from Imperial College, London in Petroleum Geology, and is a member of the Petroleum Exploration Society of Great Britain . 17

TEAM Simon Lucas Drilling and Operations Engineer Mr . Lucas is a 30 - year drilling professional with a track record of delivery of offshore and onshore wells in established and frontier operating environments . His expertise includes leadership and management of well design and operations, and recruitment and supervision of onshore and offshore personnel . Simon has over 14 years drilling experience with Shell alone and has been an Engineering Manager and Operations Manager for numerous oil operators such as SDX Energy, Europa Oil & Gas, and Silverstone Energy . He holds a BEng with Honors from the University of Nottingham in Mining Engineering and is a Chartered Engineer . Chris “Kofi” Amenyinyor Local Rep Mr . Amenyinyor is an entrepreneur in international business development . He has represented numerous foreign companies in West Africa . For Elephant Oil, he maintains strong relationships between the company and the Benin government while working on logistics and support for various projects . Chris is the founder of Christ’s Ambassadors for Nations, a non - governmental organization based in Ghana . He has also been involved in numerous investment ventures associated with the export of tropical products in and out of West Africa (Togo, Côte d'Ivoire, Burkina Faso and Niger) . He is multi - lingual, with fluency in English and French . Wil Kohou Local Rep Mr . Kohou is an experienced oil and gas professional with a background in electrical engineering . Over the past 13 years, he has focused on the upstream and downstream oil industry . Wil was formerly a project engineer at SIR (a Total partly owned refinery in Côte d'Ivoire) . He was also an engineering supervisor for companies including Halliburton and GE Oil and Gas . He has extensive experience in the drilling and completion of complex unconventional horizontal oil and gas wells such as in the Permian Basin, Eagle Ford, and Barnett Shale plays with a proven expertise in troubleshooting and designing ballistic systems . Wil is a proven negotiator with an in - depth knowledge of regulations surrounding the oil and gas industry in the USA and Côte d’Ivoire . 18

BOARD OF DIRECTORS David Blanchard Director Mr . Blanchard is currently the President and Owner of DB Global Energy Consultants LLC and provides advisory services for the petroleum upstream sector . David has over 40 years of industry experience in asset management, partner and joint venture relations, business development, on - the - ground operations, production and exploration . He has lived and worked in international locations for over 25 years and has held positions of vice president, managing director, chief geologist, and asset manager with Marathon Oil, Devon Energy and El Paso . He has also been the principal lead and contributor to several significant discoveries in various countries, including Egypt and Syria . While in Egypt, he was active in the community as Vice Chairman of the Egyptian Petroleum Exploration Society Board for 10 years and on the Board of Directors of the Egyptian Safe Road Society . David has lived and worked in Syria, Egypt, Tunisia, Brazil, Sudan, Malaysia, Mexico, Australia and in the US while working on domestic projects for Schlumberger, the USGS and Energy XXI . He has served on several Joint Venture IOC and NOC boards and has been elected AAPG President of the Africa Region . David has served as Board Chairman of the International Petroleum Technology Conference (IPTC) and on the Damascus Community School Board of Directors . He has received numerous awards from professional societies and NGOs . He has also convened and chaired several international professional conferences, is a Certified Petroleum Geologist, has authored and co - authored several papers on exploration, production, drilling and basin resources, and is a member of the AAPG, AIPN and SPE . Frank C. Ingriselli Director Frank Ingriselli is a seasoned leader and entrepreneur with wide - ranging oil exploration and production experience spanning more than 42 years in the international energy industry . He is currently the President of Indonesia Energy Corporation (NYSE : INDO), engaged in the exploration, development and production of strategic, high - growth energy projects in Indonesia . Frank is the former founder, Chairman and CEO of PEDEVCO Corp . (NYSE : PED), which acquires and develops energy assets in the US, and is the former founder, Chairman and CEO of Pacific Asia Petroleum, Inc . , a NYSE publicly traded energy company with operations in Africa and China . Earlier in his career, he spent 23 years at Texaco, Inc . in senior executive positions involving E&P, merger and acquisition activities, pipeline operations, and corporate development, including serving as President of Texaco International Operations and President of Texaco Technology Ventures where he was responsible for over several billion dollars of investments . Frank currently sits on the Board of NXT Energy Solutions Inc . (TSX : SFD), sits on the Board of Trustees of the Eurasia Foundation, and is the founder and CEO of Brightening Lives Foundation Inc . , a public charitable foundation . He graduated from Boston University with a B . S . in business administration, earned an M . B . A . from New York University, and a J . D . from Fordham University School of Law . 19

BOARD OF DIRECTORS Peter Elliott Director Mr. Elliott has 30 years of experience in the international oil, gas and energy industry working in new ventures and business development. Since 2004, Mr. Elliott has served as the managing director of PVE Consulting Ltd., an international advisory consulting firm for the upstream E&P sector. Mr. Elliott worked with Halliburton between 1990 and 1993 as an offshore geologist. Between 1993 and 1997, Mr. Elliott was a senior editor at IHS Energy (Previously IEDS), and was responsible for managing the Middle East region. He worked with Schlumberger WesternGeco between 1997 and 2001, and was part of a team carrying out major multi - client seismic surveys around the coast of Africa. 20

AFRICA PROVEN RESERVES BY COUNTRY

Total Proved Oil Reserves in Billions of Barrels (2019)[1]



Tunisia 0.4
Algeria 12.2
Senegal 1.3
Nigeria 37
Equatorial Guinea 1.1
Gabon 2
Republic of Congo 3
Angola 8.2
Libya 48.4
Egypt 3.1
Sudan 1.5
Chad 1.5
South Sudan 3.5
Other Africa 3.9
MOROCCO
TUNISIA
ALGERIA
LIBYA
EGYPT
WESTERN SAHARA
MAURITANIA
MALI
NIGER
CHAD
SUDAN
ERITREA
GAMBIA
SENEGAL
GUINEA
BURKINA FASO
BENIN
NIGERIA
DJIBOUTI
ETHIOPIA
SOMALIA
LIBERIA
COTE D'IVOIRE
GHANA
TOGO
CENTRAL AFRICAN REPUBLIC
SOUTH SUDAN
CAMEROON
EQUATORIAL GUINEA
REPUBLIC OF THE CONGO
GABON
DEMOCRATIC REPUBLIC OF THE CONGO
UGANDA
KENYA
RWANDA
BURUNDI
TANZANIA
ANGOLA
MALAWI
ZAMBIA
MOZAMBIQUE
MADAGASCAR
ZIMBABWE
NAMIBIA
BOTSWANA
ESWATINI
LESOTHO
SOUTH AFRICA

Africa represents 7.2% of the world's total proved oil reserves[1]

1. All numbers based on proved oil reserves from BP Statistical Review of World Energy 2020 except for Senegal, which is based on an estimated 1,298 MMboe at a 2P confidence level from www.woodside.com.au/docs/default-source/asx-announcements/2020-asx/sangomar-field-development-approved.pdf

ELEPHANT OIL
21

AFRICA OIL PRODUCTION BY COUNTRY 1. U.S. Energy Information Administration (EIA), crude oil including lease condensate, 2020 ALGERIA LIBYA EGYPT SUDAN CHAD NIGER MALI SENEGAL GAMBIA GUINEA ERITREA DJIBOUTI ETHIOPIA SOMALIA KENYA UGANDA RWANDA BURUNDI TANZANIA LIBERIA COTE D’IVOIRE GHANA TOGO BENIN NIGERIA EQUATORIAL GUINEA GABON ANGOLA ZAMBIA MALAWI MOZAMBIQUE MADAGASCAR ZIMBABWE NAMIBIA BOTSWANA ESWATINI LESOTHO SOUTH AFRICA REPUBLIC OF THE CONGO DEMOCRATIC REPUBLIC OF THE CONGO CENTRAL AFRICAN REPUBLIC BURKINA FASO TUNISIA SOUTH SUDAN Tunisia 31.19 Nigeria 1774.63 WESTERN SAHARA M auritania 0.00 MAURITANIA Ghana 199.47 C ôte d’Ivoire 36.76 A lgeria 1122.43 M orocco 0.05 MOROCCO Libya 408.07 Egypt 586.73 Chad 115.82 Niger 9.50 DR Congo 23.00 Cameroon 66.67 Angola 1256.67 South Africa 1.02 G abon 173.63 Republic of Congo 283.16 E quatorial Guinea 147.56 CAMEROON Thousands of Barrels per Day 1 22

Elephant Oil actively engages with the local community and partners. Elephant Oil strives to be a good member of the community, including building schools and donating supplies, working with the university to provide field experience in the industry, and employing locals. Environmental Impact Assessment completed prior to work in the field. ENVIRONMENTAL, SOCIAL & GOVERNANCE (ESG) Elephant Oil building a school in Benin 23 Elephant Oil donating school supplies, material, and equipment for a school in Côte d'Ivoire Elephant Oil donating school supplies to a school in Benin

CAPITAL STRUCTURE & USE OF PROCEEDS Major Shareholders Shares Matthew Lofgran 2,688,733 21.3% Gavin Burnell related entities 2,224,383 17.96% Theseus Capital 1,326,753 10.5% Adrian Beeston 1,326,753 10.5% Stephen Lundy 707,822 5.6% EF Hutton 588,854 4.7% Peter Elliott and related parties 230,811 1.8% TOTAL SHARES OUTSTANDING 12,603,310 *72.2% of the current shares are owned by Management, Founders and Board Members CURRENT SHARE STRUCTURE Management, Founders & Board Other Shareholders & Investors 72.2% 27.8% 27.8% 72.2% USE OF PROCEEDS $ USD Listing Cost $600,000 Corp - 24 month G&A $3,000,000 Rig acquisition $3,000,000 Benin - 2 wells, other fieldwork, overhead, license fees $11,934,000 Namibia – Aeromag survey, other field work, overhead, license fees $850,000 Additional block expansion $390,000 Total $19,774,000 24

FUTURE EXPLORATION PROGRAM 2022 - 2023 work program • Mobilize rig to Benin • Drill 2 exploration wells on selected structures • Acquire additional 2D seismic • Optional further exploration opportunities (see map below) Block B B A Underexplored area in a producing basin Experienced team of oil and gas veterans Lower drilling costs compared to offshore drilling • Shallow onshore wells • Easy access from port with good infrastructure Elephant Oil has a 100% Interest in Benin and 70% Interest in Namibia Democratic government 25

24 CAPITAL STRUCTURE & USE OF PROCEEDS Major Shareholders Shares Matthew Lofgran 2,688,733 21.3% Gavin Burnell related entities 2,224,383 17.6% Theseus Capital 1,326,753 10.5% Adrian Beeston 1,326,753 10.5% Stephen Lundy 707,822 5.6% EF Hutton 588,854 4.7% Peter Elliott and related parties 230,811 1.8% TOTAL SHARES OUTSTANDING 12,603,310 *72.2% of the current shares are owned by Management, Founders and Board Members CURRENT SHARE STRUCTURE Management, Founders & Board Other Shareholders & Investors 72.2% 27.8% 27.8% 72.2% USE OF PROCEEDS $ USD Mobilize a drilling rig to Benin, to commence exploration and drilling activities as well as additional surveys on Block B and to pay license fees in Benin; Approx. $12,910,000 Initial surveys and license fees in Namibia; Approx. $850,000 Further expansion of portfolio or further exploration activity of existing assets; and Approx. $390,000 the remainder, for business costs, working capital and selling, general and administrative purposes. Approx. $3,650,000 Total $17,800,000